UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 08, 2020

STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52711
(Commission File No.)

1875 N. Lakewood Dr., Suite 200
Coeur d’Alene, ID 83814
(Address of principal executive offices and Zip Code)

(208) 644-5066
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL Modification to Rights of Security Holders

As reported on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2020, on June 8, 2020, Star Gold Corp. (“Star Gold” or the “Company”) notified all of its Warrant holders that the Company was re-pricing, for a limited time, all issued and outstanding Common Stock Warrants, of the Company, to an Exercise Price of $.045 per share.

On August 31, 2020, as was reported on Form 8-K/A filed with the SEC on September 8, 2020, the Company extended the expiration date of the repricing of its Common Stock Warrants from August 31, 2020 to September 11, 2020. On September 11, 2020 the Company again extended the expiration date of the repricing of its Common Stock Warrants from September 11, 2020 to September 30, 2020. At 5:00 pm Pacific Time on September 30, 2020, all remaining unexercised Common Stock Warrants of the Company will revert to their respective exercise prices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of September, 2020.

STAR GOLD CORP.

BY:	/s/ Kelly J. Stopher
Kelly J. Stopher, CFO